Exhibit 99.1

October 23, 2025

Media contact:	Investor/analyst contact:
Media Relations	Ryan St. John
(206) 304-0008	VP Finance, Planning and Investor Relations
ALKInvestorRelations@alaskaair.com

Alaska Air Group reports third quarter 2025 results
Announced two new global nonstop routes from Seattle to London and Reykjavik starting May 2026
Launched Atmos™ Rewards loyalty program and exceeded premium credit card sign-up expectations
Announced fleet wide installation of Starlink high-speed Wi-Fi with complimentary access for Atmos Rewards members

SEATTLE — Alaska Air Group (NYSE: ALK) today reported financial results for the third quarter ending September 30, 2025.

“Alaska's profitable quarter was powered by another period of industry-leading unit revenue,” said CEO Ben Minicucci. “I’m proud of our people for taking care of our guests, executing major integration milestones and capturing synergies ahead of plan as we bring together Alaska and Hawaiian Airlines. Together we are delivering on our Alaska Accelerate vision, building our future as a global airline positioned to compete with greater scale, deeper relevance and stronger loyalty in the places we fly.”

Quarter in Review:
Air Group's Consolidated Statements of Operations, Consolidated Balance Sheets, and Summary Cash Flow Statement include Hawaiian Airlines from September 18, 2024 onward. For comparability of financial and operational results, historical information has also been provided on a pro forma basis within the Supplementary Pro Forma Comparative Financial and Operating Information in this filing and in prior 8-K filings. The pro forma information provided assumes Hawaiian is included in both 2024 and 2025.

Air Group reported third quarter Generally Accepted Accounting Principles (GAAP) pretax margin of 2.9% and a GAAP net income per share of $0.62. Our third quarter adjusted pretax margin was 4.6% and our adjusted earnings per share was $1.05.

Q3 2025 Results	Prior Expectation	Actual Results
Capacity (ASMs) % change versus pro forma 2024	Down ~(1.0)%	Down ~(0.7)%
RASM % change versus pro forma 2024	Flat to up low single digits	Up ~1.4%
CASMex % change versus pro forma 2024	Up mid to high single digits	Up ~8.6%
Adjusted earnings per share	$1.00 to $1.40	$1.05

Air Group continued to advance its Alaska Accelerate strategy during the quarter, achieving several key integration milestones. These include the successful launch of our unified Atmos Rewards loyalty program and new premium credit card, final approval for our imminent transition to become one mainline airline under a single operating certificate, and the completion of our selling cutover to a unified passenger service system. These achievements represent significant progress in building the infrastructure to support Air Group’s future growth and profitability, and deliver on our Alaska Accelerate goal of $10 earnings per share in 2027 enabled by $1 billion in incremental profit.

Third quarter record revenue was $3.8 billion, resulting in a 1.4% year-over-year RASM increase which we believe will continue to lead the industry. Corporate travel grew 8% year-over-year compared to low single-digit declines in the prior quarter, while close-in demand remained strong throughout the third quarter. Our diverse revenue streams continued to deliver with premium revenue increasing 5%, year-over-year, cargo revenue increasing 27% year-over-year, and our loyalty program cash remuneration increasing 8% year-over-year. Commercial initiatives and synergy capture remained on track for the third consecutive quarter.

Unit costs, excluding fuel, freighter costs, and special items increased 8.6% year-over-year. This increase is at the high end of prior guidance, primarily due to elevated recovery costs from the IT outage that resulted in irregular operations in July and several weeks of challenging weather. Economic fuel price per gallon was $2.51 per gallon in the third quarter, reflecting elevated West Coast refining prices during the third quarter.
Fourth Quarter and Full Year Forecast Information:
We anticipate fourth quarter unit revenue to increase low single digits year-over-year, building on last year’s solid performance. Unit costs for the fourth quarter are expected to increase low single-digits year-over-year and reflect significant cost synergies, with fourth quarter capacity growth expected to be 2 to 3% year-over-year. Fuel costs are expected to remain a headwind due to ongoing volatility in West Coast refining costs. We expect fourth quarter earnings per share of at least $0.40, with full year adjusted earnings per share of at least $2.40.

	Q4 Expectation	Full Year Expectation
Capacity (ASMs) % change versus pro forma 2024	Up 2% to 3%	Up ~2%
RASM % change versus pro forma 2024	Up low single digits	Up low single digits
CASMex % change versus pro forma 2024	Up low single digits	Up mid single digits
Adjusted earnings per share(a)	At least $0.40	At least $2.40
(a) Adjusted earnings per share guidance assumes economic fuel price per gallon between $2.50 and $2.60, non-operating expense of approximately $50 million, and a tax rate of 32%

Financial Results and Updates:
•Reported GAAP net income for the third quarter of 2025 of $73 million, or $0.62 per share, which includes Hawaiian results, compared to net income of $236 million, or $1.84 per share, for the third quarter of 2024, which includes Hawaiian results from September 18, 2024 onward.
•Reported net income for the third quarter of 2025, excluding special items and other adjustments, of $123 million, or $1.05 per share, which includes Hawaiian results, compared to net income of $289 million, or $2.25 per share, for the third quarter of 2024, which includes Hawaiian results from September 18, 2024 onward.
•Repurchased 10.6 million shares for approximately $540 million for the nine months ended September 30, 2025.
•Generated $229 million in operating cash flow for the third quarter.
•Held $2.3 billion in unrestricted cash and marketable securities as of September 30, 2025.

Operational Updates:
•Announced leadership promotions at Air Group effective in the fourth quarter of 2025, naming Jason Berry COO of Alaska Airlines, Diana Birkett Rakow CEO of Hawaiian Airlines, and Andy Schneider CEO of Horizon Air.
•Ratified a five-year agreement with more than 2,900 IAM-represented McGee Air Services employees.
•Completed the sale of Alaska's final eight 737-900s in the third quarter.

•Completed selling cutover in preparation for the full transition to a single passenger service system in spring 2026.

Atmos Rewards:
•Launched Atmos Rewards, a combined loyalty program that integrates Alaska’s Mileage Plan™ and Hawaiian’s HawaiianMiles™ programs, offering flexible earning and expanded redemption options across our global network.
•Released the Atmos Rewards Summit Visa Infinite, our premium co-branded credit card, offering enhanced earnings opportunities and exclusive benefits. Card sign-ups exceeded our year-end goal within two weeks, with notable traction beyond our core West Coast and Hawai'i markets.

Network and Partnerships:
•Announced new nonstop services from Seattle to London and Reykjavik starting May 2026, increasing our global reach to five intercontinental destinations from Seattle.
•Announced seven new nonstop routes connecting California and the Pacific Northwest starting this winter, including new service from Burbank, Boise, Spokane, San Diego, and Palm Springs.
•Expanded our codeshare agreement with STARLUX Airlines, enhancing connectivity between our network and its long-haul services to Taipei.

Customer Experience:
•Selected Starlink to equip Alaska's fleet with high-speed Wi-Fi, complimentary to all Atmos Rewards members. Installations are expected to begin in the fourth quarter and be completed in 2027.
•Announced investments to widebody aircraft interiors to support Alaska's premium international experience, including lie-flat Business Class suites, a new Premium Economy cabin, refreshed Main Cabin seating, and elevated onboard amenities.
•Announced San Diego lounge expansion plans to begin construction in early 2027, including a 13,000 square-foot space.

Other Highlights:
•Launched a new investment fund in partnership with oneworld alliance members and Breakthrough Energy Ventures to advance and commercialize sustainable aviation fuel (SAF) technologies.
•Partnered with Cosmo Oil Marketing to incorporate SAF on Osaka-Honolulu flights as part of our continued commitment to decarbonization.
•Launched the combined Alaska Airlines | Hawaiian Airlines Foundation, dedicated to investing in nonprofit organizations focused on communities across the states of Alaska and Hawai'i.
•Top awards in the third quarter:
◦“Best Airline Rewards Program” – #1 ranking from U.S. News & World Report
◦“Most Innovative Airline Initiative” – #1 ranking from Future Travel Experience
◦“2025 World’s Best Awards for Best Domestic Airline” – Travel + Leisure. Hawaiian Airlines ranked 2nd and Alaska Airlines ranked 4th
◦“Best Employers by State” – Forbes. Hawaiian Airlines ranked No. 7 in Hawaiʻi and Alaska Airlines No. 11 in Washington.
◦“2026 APEX Five Star Major Airlines” – APEX

The following table reconciles the company's reported GAAP net income per share (EPS) for the three and nine months ended September 30, 2025 and 2024 to adjusted amounts.

	Three Months Ended September 30,
	2025		2024
(in millions, except per share amounts)	Dollars	Per Share	Dollars	Per Share
Net income	$73	$0.62	$236	$1.84
Adjusted for:
Mark-to-market fuel hedge adjustments	—	—	(4)	(0.03)
Gains on foreign debt	(2)	(0.02)	—	—
Special items(a)	64	0.54	75	0.58
Income tax effect(b)	(12)	(0.09)	(18)	(0.14)
Adjusted net income	$123	$1.05	$289	$2.25

	Nine Months Ended September 30,
	2025		2024
(in millions, except per-share amounts)	Dollars	Per Share	Dollars	Per Share
Net income	$79	$0.65	$324	$2.52
Adjusted for:
Mark-to-market fuel hedge adjustments	(4)	(0.03)	(22)	(0.17)
Losses on foreign debt	5	0.04	—	—
Special items(a)	211	1.74	255	1.99
Income tax effect(b)	(48)	(0.39)	(57)	(0.44)
Adjusted net income	$243	$2.01	$500	$3.90
(a) Includes $1 million of non-operating special items in the three and nine months ended September 30, 2024.
(b) Includes income tax effect of the adjustments in the tables above as well as one-time effects of the One Big Beautiful Bill Act which was signed into law in the third quarter of 2025.

A conference call regarding the third quarter results will be streamed online at 11:30 a.m. EDT/ 8:30 a.m. PDT on October 24, 2025. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a discussion of risks and uncertainties that may cause our forward-looking statements to differ materially, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2024. Some of these risks include competition, labor costs, relations and availability, general economic conditions, increases in operating costs including fuel, uncertainties regarding the ability to successfully integrate the operations of the recently completed acquisition of Hawaiian Holdings, Inc. and the ability to realize anticipated cost savings, synergies, or growth from the acquisition, inability to meet cost reduction and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, cybersecurity risks, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Alaska Airlines, Hawaiian Airlines and Horizon Air are subsidiaries of Alaska Air Group, and McGee Air Services is a subsidiary of Alaska Airlines. We are a global airline with hubs in Seattle, Honolulu, Portland, Anchorage, Los Angeles, San Diego and San Francisco. We deliver remarkable care as we fly our guests to more than 140 destinations throughout North America, Latin America, Asia and the Pacific. We’ll serve Europe beginning in spring 2026. Guests can book travel at alaskaair.com and hawaiianairlines.com. Alaska is a member of the oneworld alliance, with Hawaiian scheduled to join oneworld in spring 2026. With oneworld and our additional global partners, guests can earn and redeem points for travel to over 1,000 worldwide destinations with Atmos Rewards. Learn more about what’s happening at Alaska and Hawaiian at news.alaskaair.com. Alaska Air Group is traded on the New York Stock Exchange (NYSE) as “ALK.”

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share amounts)	2025	2024	Change	2025	2024	Change
Operating Revenue
Passenger revenue	$3,424	$2,821	21%	$9,587	$7,476	28%
Loyalty program other revenue	200	171	17%	617	509	21%
Cargo and other revenue	142	80	78%	403	216	87%
Total Operating Revenue	3,766	3,072	23%	10,607	8,201	29%

Operating Expenses
Wages and benefits	1,226	883	39%	3,518	2,469	42%
Variable incentive pay	71	104	(32)%	194	197	(2)%
Aircraft fuel, including hedging gains and losses	761	624	22%	2,142	1,804	19%
Aircraft maintenance	238	140	70%	698	391	79%
Aircraft rent	64	49	31%	190	142	34%
Landing fees and other rentals	305	194	57%	825	532	55%
Contracted services	151	108	40%	442	311	42%
Selling expenses	107	82	30%	312	243	28%
Depreciation and amortization	203	139	46%	596	393	52%
Food and beverage service	100	69	45%	282	194	45%
Third-party regional carrier expense	72	63	14%	205	181	13%
Other	256	202	27%	764	593	29%
Special items - operating	64	74	(14)%	211	254	(17)%
Total Operating Expenses	3,618	2,731	32%	10,379	7,704	35%
Operating Income	148	341	(57)%	228	497	(54)%

Non-operating Income (Expense)
Interest income	23	28	(18)%	71	69	3%
Interest expense	(70)	(44)	59%	(202)	(115)	76%
Interest capitalized	8	7	14%	29	19	53%
Other - net	2	(4)	150%	(10)	(4)	150%
Total Non-operating Expense	(37)	(13)	185%	(112)	(31)	NM
Income Before Income Tax	111	328		116	466
Income tax expense	38	92		37	142
Net Income	$73	$236		$79	$324

Basic Earnings Per Share	$0.63	$1.87		$0.66	$2.57
Diluted Earnings Per Share	$0.62	$1.84		$0.65	$2.52
Weighted Average Shares Outstanding used for computation:
Basic	115.287	126.189		119.061	126.165
Diluted	117.500	128.590		121.193	128.347

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	September 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$778	$1,201
Restricted cash	28	29
Marketable securities	1,494	1,274
Total cash, restricted cash, and marketable securities	2,300	2,504
Receivables - net	586	558
Inventories and supplies - net	229	199
Prepaid expenses	285	307
Other current assets	66	192
Total Current Assets	3,466	3,760

Property and Equipment
Aircraft and other flight equipment	12,953	12,273
Other property and equipment	2,367	2,173
Deposits for future flight equipment	710	883
	16,030	15,329
Less accumulated depreciation and amortization	(4,794)	(4,548)
Total Property and Equipment - net	11,236	10,781

Other Assets
Operating lease assets	1,322	1,296
Goodwill	2,723	2,724
Intangible assets - net of accumulated amortization of $60 and $16	829	873
Other noncurrent assets	436	334
Total Other Assets	5,310	5,227

Total Assets	$20,012	$19,768

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions, except share amounts)	September 30, 2025	December 31, 2024
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$322	$186
Accrued wages, vacation and payroll taxes	811	1,001
Air traffic liability	1,938	1,712
Other accrued liabilities	1,007	997
Deferred revenue	1,837	1,592
Current portion of long-term debt	519	442
Current portion of operating lease liabilities	216	207
Current portion of finance lease liabilities	9	8
Total Current Liabilities	6,659	6,145

Noncurrent Liabilities
Long-term debt, net of current portion	4,490	4,491
Operating lease liabilities, net of current portion	1,197	1,198
Finance lease liabilities, net of current portion	40	47
Deferred income taxes	976	934
Deferred revenue	1,596	1,664
Obligation for pension and post-retirement medical benefits	439	460
Other liabilities	586	457
Total Noncurrent Liabilities	9,324	9,251

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2025 - 144,137,508 shares; 2024 - 141,449,174 shares, Outstanding: 2025 - 115,232,538 shares; 2024 - 123,119,199 shares	1	1
Capital in excess of par value	913	811
Treasury stock (common), at cost: 2025 - 28,904,970 shares; 2024 - 18,329,975 shares	(1,671)	(1,131)
Accumulated other comprehensive loss	(223)	(239)
Retained earnings	5,009	4,930
Total Shareholders' Equity	4,029	4,372
Total Liabilities and Shareholders' Equity	$20,012	$19,768

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.
(in millions)	Nine Months Ended September 30, 2025	Six Months Ended June 30, 2025(a)	Three Months Ended September 30, 2025(b)
Cash Flows from Operating Activities:
Net income	$79	$6	$73
Adjustments to reconcile net income to net cash provided by operating activities	639	455	184
Changes in working capital	346	374	(28)
Net cash provided by operating activities	1,064	835	229

Cash Flows from Investing Activities:
Property and equipment additions	(963)	(741)	(222)
Other investing activities	(33)	(6)	(27)
Net cash used in investing activities	(996)	(747)	(249)

Cash Flows from Financing Activities:	(490)	(544)	54

Net increase (decrease) in cash and cash equivalents	(422)	(456)	34
Cash, cash equivalents, and restricted cash at beginning of period	1,257	1,257	801
Cash, cash equivalents, and restricted cash at end of the period	$835	$801	$835
(a) As reported in Form 10-Q for the second quarter of 2025.
(b) Cash flows for the three months ended September 30, 2025 can be calculated by subtracting cash flows from the six months ended June 30, 2025 from the nine months ended September 30, 2025.

SPECIAL ITEMS (unaudited)

Air Group has classified certain operating activity as special items due to their unusual or infrequently occurring nature. We believe disclosing information about these items separately improves comparable year-over-year analysis and allows stakeholders to better understand our results of operations. A description of the special items is provided below.

Integration costs: Integration costs were associated with the acquisition of Hawaiian Airlines and consist of employee-related costs, legal and professional fees, technology, and other merger costs.

Labor and other: Labor and other costs in 2025 were primarily for changes to Alaska flight attendants' sick leave benefits pursuant to a new collective bargaining agreement ratified in the first quarter of 2025. Costs in 2024 were associated with new labor agreements, the retirement of Alaska's Airbus and Horizon's Q400 aircraft, and certain litigation items.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Operating Expenses
Integration costs	$61	$90	$154	$128
Labor and other	3	(16)	57	126
Special items - operating	$64	$74	$211	$254

OPERATING STATISTICS (unaudited)
A manual recalculation of certain figures using rounded amounts may not agree directly to the actual figures presented in the table below. 2024 figures include Hawaiian results September 18, 2024 onward.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	15,879	13,237	20.0%	44,272	34,899	26.9%
RPMs (000,000) "traffic"	20,739	16,970	22.2%	58,174	44,803	29.8%
ASMs (000,000) "capacity"	24,447	19,847	23.2%	69,724	53,422	30.5%
Load factor	84.8%	85.5%	(0.7) pts	83.4%	83.9%	(0.5) pts
Yield	16.51¢	16.62¢	(0.7)%	16.48¢	16.69¢	(1.3)%
PRASM	14.00¢	14.21¢	(1.5)%	13.75¢	13.99¢	(1.7)%
RASM	15.41¢	15.48¢	(0.5)%	15.21¢	15.35¢	(0.9)%
CASMex(b)	11.23¢	10.16¢	10.5%	11.32¢	10.48¢	8.0%
Economic fuel cost per gallon(b) (c)	$2.51	$2.61	(3.8)%	$2.50	$2.82	(11.3)%
Fuel gallons (000,000)(c)	303	240	26.3%	859	646	33.0%
ASMs per gallon	80.6	82.7	(2.5)%	81.1	82.6	(1.8)%
Departures (000)	144.0	121.6	18.4%	407.4	329.7	23.6%
Average full-time equivalent employees (FTEs)	32,590	24,963	30.6%	31,221	23,784	31.3%
Operating fleet(d)	406	394	12 a/c	406	394	12 a/c
Alaska Airlines Operating Statistics:
RPMs (000,000) "traffic"	14,140	14,951	(5.4)%	39,597	40,375	(1.9)%
ASMs (000,000) "capacity"	16,631	17,459	(4.7)%	47,424	48,118	(1.4)%
Economic fuel cost per gallon	$2.53	$2.60	(2.7)%	$2.51	$2.80	(10.4)%
Hawaiian Airlines Operating Statistics:
RPMs (000,000) "traffic"	5,113	634	NM	14,454	634	NM
ASMs (000,000) "capacity"	6,045	763	NM	17,313	763	NM
Economic fuel cost per gallon(c)	$2.36	$2.35	—%	$2.38	$2.35	1%
Regional Operating Statistics:(e)
RPMs (000,000) "traffic"	1,486	1,385	7.3%	4,123	3,795	8.6%
ASMs (000,000) "capacity"	1,771	1,625	9.0%	4,987	4,540	9.8%
Economic fuel cost per gallon	$2.73	$2.74	(0.4)%	$2.70	$2.99	(9.7)%
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of the importance of this measure to investors in the accompanying pages.
(c)Excludes operations under the Air Transportation Services Agreement (ATSA) with Amazon.
(d)Includes aircraft owned and leased by Alaska, Hawaiian, and Horizon as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes all aircraft removed from operating service.
(e)Data presented includes information related to flights operated by Horizon and third-party carriers.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.
We are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. Amounts in the tables below are rounded to the nearest million. As a result, a manual recalculation of certain figures using these rounded amounts may not agree directly to the actual figures presented in the tables below.

Adjusted Income Before Income Tax Reconciliation
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Income before income tax	$111	$328	$116	$466
Adjusted for:
Mark-to-market fuel hedge adjustment	—	(4)	(4)	(22)
(Gains)/losses on foreign debt	(2)	—	5	—
Special items(a)	64	75	211	255
Adjusted income before income tax	$173	$399	$328	$699

Pretax margin	2.9%	10.7%	1.1%	5.7%
Adjusted pretax margin	4.6%	13.0%	3.1%	8.5%
(a) Includes $1 million of non-operating special items in the three and nine months ended September 30, 2024.

CASMex Reconciliation
	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions)	2025		2024		2025		2024
Total operating expenses	$3,618		$2,731		$10,379		$7,704
Less the following components:
Aircraft fuel, including hedging gains and losses	761		624		2,142		1,804
Freighter costs	47		17		135		46
Special items - operating	64		74		211		254
Total operating expenses, excluding fuel, freighter costs, and special items	$2,746		$2,016		$7,891		$5,600

ASMs	24,447		19,847		69,724		53,422
CASMex	11.23	¢	10.16	¢	11.32	¢	10.48	¢

Fuel Reconciliation
	Three Months Ended September 30,
	2025		2024
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$761	$2.51	$619	$2.57
Losses on settled hedges	—	—	9	0.04
Economic fuel expense	$761	$2.51	$628	$2.61
Mark-to-market fuel hedge adjustment	—	—	(4)	(0.01)
Aircraft fuel, including hedging gains and losses	$761	$2.51	$624	$2.60
Fuel gallons		303		240

	Nine Months Ended September 30,
	2025		2024
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$2,142	$2.50	$1,795	$2.77
Losses on settled hedges	4	—	31	0.05
Economic fuel expense	$2,146	$2.50	$1,826	$2.82
Mark-to-market fuel hedge adjustment	(4)	—	(22)	(0.03)
Aircraft fuel, including hedging gains and losses	$2,142	$2.50	$1,804	$2.79
Fuel gallons		859		646

Debt-to-capitalization, including leases
(in millions)	September 30, 2025	December 31, 2024
Long-term debt, net of current portion	$4,490	$4,491
Capitalized operating leases	1,413	1,405
Capitalized finance leases	49	55
Adjusted debt, net of current portion of long-term debt	5,952	5,951
Shareholders' equity	4,029	4,372
Total Invested Capital	$9,981	$10,323

Debt-to-capitalization ratio, including leases	60%	58%

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent, and special items
(in millions)	September 30, 2025	December 31, 2024
Long-term debt	$5,009	$4,933
Capitalized operating leases	1,413	1,405
Capitalized finance leases	49	55
Total adjusted debt	6,471	6,393
Less: Total cash and marketable securities	2,272	2,475
Adjusted net debt	$4,199	$3,918

(in millions)	Twelve Months Ended September 30, 2025	Twelve Months Ended December 31, 2024
Operating Income(a)	$301	$570
Adjusted for:
Special items - operating	302	345
Mark-to-market fuel hedge adjustments	(10)	(28)
Gain on foreign debt	(5)	(10)
Depreciation and amortization	786	583
Aircraft rent	255	207
EBITDAR	$1,629	$1,667

Adjusted net debt to EBITDAR	2.6x	2.4x
(a)Operating income can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended September 30, 2025
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$2,172	$768	$484	$—	$3,424	$—	$3,424
Loyalty program other revenue	155	29	16	—	200	—	200
Cargo and other revenue	79	60	—	3	142	—	142
Total Operating Revenue	2,406	857	500	3	3,766	—	3,766
Operating Expenses
Operating expenses, excluding fuel	1,745	684	386	(22)	2,793	64	2,857
Fuel expense	470	188	103	—	761	—	761
Total Operating Expenses (Income)	2,215	872	489	(22)	3,554	64	3,618
Non-operating Income (Expense)	(4)	(27)	—	(8)	(39)	2	(37)
Income (Loss) Before Income Tax	$187	$(42)	$11	$17	$173	$(62)	$111

	Three Months Ended September 30, 2024
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$2,261	$84	$476	$—	$2,821	$—	$2,821
Loyalty program other revenue	151	5	15	—	171	—	171
Cargo and other revenue	71	6	—	3	80	—	80
Total Operating Revenue	2,483	95	491	3	3,072	—	3,072
Operating Expenses
Operating expenses, excluding fuel	1,625	82	340	(14)	2,033	74	2,107
Fuel expense	510	23	95	—	628	(4)	624
Total Operating Expenses (Income)	2,135	105	435	(14)	2,661	70	2,731
Non-operating Income (Expense)	3	(4)	—	(11)	(12)	(1)	(13)
Income (Loss) Before Income Tax	$351	$(14)	$56	$6	$399	$(71)	$328

	Nine Months Ended September 30, 2025
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$6,061	$2,190	$1,336	$—	$9,587	$—	$9,587
Loyalty program other revenue	468	100	49	—	617	—	617
Cargo and other revenue	224	171	—	8	403	—	403
Total Operating Revenue	6,753	2,461	1,385	8	10,607	—	10,607
Operating Expenses
Operating expenses, excluding fuel	5,004	1,986	1,102	(66)	8,026	211	8,237
Fuel expense	1,326	533	287	—	2,146	(4)	2,142
Total Operating Expenses (Income)	6,330	2,519	1,389	(66)	10,172	207	10,379
Non-operating Income (Expense)	(12)	(71)	—	(24)	(107)	(5)	(112)
Income (Loss) Before Income Tax	$411	$(129)	$(4)	$50	$328	$(212)	$116

	Nine Months Ended September 30, 2024
(in millions)	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other(a)	Air Group Adjusted(b)	Adjustments(c)	Consolidated
Operating Revenue
Passenger revenue	$6,078	$84	$1,314	$—	$7,476	$—	$7,476
Loyalty program other revenue	460	5	44	—	509	—	509
Cargo and other revenue	202	6	—	8	216	—	216
Total Operating Revenue	6,740	95	1,358	8	8,201	—	8,201
Operating Expenses
Operating expenses, excluding fuel	4,639	82	977	(52)	5,646	254	5,900
Fuel expense	1,515	23	288	—	1,826	(22)	1,804
Total Operating Expenses (Income)	6,154	105	1,265	(52)	7,472	232	7,704
Non-operating Income (Expense)	6	(4)	—	(32)	(30)	(1)	(31)
Income (Loss) Before Income Tax	$592	$(14)	$93	$28	$699	$(233)	$466
(a)Includes consolidating entries, Air Group parent company, Horizon, McGee Air Services, and other immaterial business units.
(b) The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges.
(c) Includes special items, mark-to-market fuel hedge accounting adjustments, and gain and losses on foreign debt.

SUPPLEMENTARY PRO FORMA COMPARATIVE FINANCIAL AND OPERATING INFORMATION (unaudited)
We believe that analysis of specific financial and operational results on a pro forma basis provides more meaningful year-over-year comparisons. The table below provides results comparing the three and nine months ended September 30, 2025 as reported to the pro forma three and nine months ended September 30, 2024. Hawaiian's financial information has been conformed to reflect Air Group's historical financial statement presentation. This information does not purport to reflect what our financial and operational results would have been had the acquisition been consummated at the beginning of the periods presented.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2025	2024 Pro forma(a)	Change	2025	2024 Pro forma(b)	Change
Operating Revenue
Passenger revenue	$3,424	$3,424	—%	$9,587	$9,324	3%
Loyalty program other revenue	200	197	2%	617	593	4%
Cargo and other revenue	142	118	20%	403	328	23%
Total Operating Revenue	3,766	3,739	1%	10,607	10,245	4%
Operating expenses, excluding fuel	2,857	2,650	8%	8,237	7,665	7%
Aircraft fuel, including hedging gains and losses	761	783	(3)%	2,142	2,343	(9)%
Total Operating Expenses	3,618	3,433	5%	10,379	10,008	4%
Operating Income	148	306	(52)%	228	237	(4)%
Non-operating expense	(37)	(51)	(27)%	(112)	(88)	27%
Income Before Income Tax	111	255	(56)%	116	149	(22)%
Special items(c)	64	79	(19)%	211	265	(20)%
Mark-to-market fuel hedge adjustments	—	(4)	(100)%	(4)	(24)	(83)%
(Gain)/Losses on foreign debt	(2)	13	(115)%	5	(3)	NM
Adjusted Income Before Income Tax	$173	$343	(50)%	$328	$387	(15)%

Pretax Margin	2.9%	6.8%	(3.9) pts	1.1%	1.5%	(0.4) pts
Adjusted Pretax Margin	4.6%	9.2%	(4.6) pts	3.1%	3.8%	(0.7) pts

Pro forma Comparative Operating Statistics
Revenue passengers (000)	15,879	15,724	1.0%	44,272	42,795	3.5%
RPMs (000,000) "traffic"	20,739	21,073	(1.6)%	58,174	57,498	1.2%
ASMs (000,000) "capacity"	24,447	24,607	(0.7)%	69,724	68,462	1.8%
Load factor	84.8%	85.6%	(0.8) pts	83.4%	84.0%	(0.6) pts
Yield	16.51¢	16.25¢	1.6%	16.48¢	16.22¢	1.6%
RASM	15.41¢	15.19¢	1.4%	15.21¢	14.96¢	1.7%
CASMex	11.23¢	10.34¢	8.6%	11.32¢	10.69¢	5.9%

Pro forma Comparative CASMex Reconciliation
(in millions)
Total operating expenses	$3,618	$3,433	5%	$10,379	$10,008	4%
Less the following components:
Aircraft fuel, including hedging gains and losses	761	783	(3)%	2,142	2,343	(9)%
Freighter costs	47	29	62%	135	74	82%
Special items - operating	64	78	(18)%	211	272	(22)%
Total operating expenses, excluding fuel, freighter costs, and special items	$2,746	$2,543	8%	$7,891	$7,319	8%

ASMs	24,447	24,607	(0.7)%	69,724	68,462	1.8%
CASMex	11.23¢	10.34¢	8.6%	11.32¢	10.69¢	5.9%
(a) As provided on Form 8-K filed with the SEC on January 22, 2025, including certain immaterial reclassification and policy adjustments.
(b) Pro forma nine months ended September 30, 2024 can be calculated by adding the three months ended March 31, 2024, June 30, 2024, and September 30, 2024 as provided on Form 8-K filed with the SEC on January 22, 2025, including certain immaterial reclassification and policy adjustments.
(c) Includes non-operating special items of $1 million expense and $7 million income for three and nine months ended September 30, 2024.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By excluding certain costs from our unit metrics, we believe that we have better visibility into the results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. We believe that all U.S. carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact of company-specific cost drivers which are more controllable by management. We adjust for expenses related directly to our freighter aircraft operations, including those costs incurred under the ATSA with Amazon, to allow for better comparability to other carriers that do not operate freighter aircraft. We also exclude certain special charges as they are unusual or nonrecurring in nature and adjusting for these expenses allows management and investors to better understand our cost performance.

•CASMex is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance. CASMex is also a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Adjusted pretax income is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our unit revenue, we do not, nor are we able to, evaluate unit revenue excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenue in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating and finance leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, rent, and special items)

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASMex - operating costs excluding fuel, freighter costs, and special items per ASM, or "unit cost"

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating and finance lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging programs and excluding operations under the Air Transportation Service Agreement (ATSA) with Amazon

Freighter Costs - operating expenses directly attributable to the operation of Alaska's B737 freighter aircraft and Hawaiian's A330-300 freighter aircraft exclusively performing cargo missions

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with revenue passengers

PRASM - passenger revenue per ASM, or "passenger unit revenue"

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, loyalty program revenue, and other ancillary revenue; represents the average total revenue for flying one seat one mile

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with revenue passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average passenger revenue for flying one passenger one mile